EXHIBITS 5.1 & 23.1

ROBERT L. B. DIENER

Attorney at Law

56 Laenani Street

Haiku, HI 96708

 (310) 396-1691  Fax: (310) 362-8887

rob@rdienerlaw.com

October 25, 2013

Vycor Medical, Inc.

3651 FAU Boulevard

Suite 300

Boca Raton, FL 33434

     Re: Securities Being Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Vycor Medical, Inc., a Delaware corporation (the “Company”) in connection with the Company’s filing of a Post-Effective Amendment No. 3 to its Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the resale by the selling shareholders named therein (the “Selling Shareholders”) of an aggregate of 615,597 shares of common stock, par value $0.0001 per share (the “Common Stock”).

In connection with rendering this opinion, we have reviewed the following: (i) the Company's certificate of incorporation, as amended to date; (ii) the Company’s bylaws in effect on the date hereof and (iii) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Common Stock.

We have reviewed such additional documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion expressed below is limited to the Delaware General Corporation Law, as amended (which includes reported judicial decisions interpreting the Delaware General Corporation Law).

Admitted to practice in the State of California

Not admitted to practice in the State of Hawaii

Based upon the foregoing and upon the representations and information provided by the Company, we hereby advise you that in our opinion the Common Stock, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus.

 Sincerely,

LAW OFFICES OF ROBERT DIENER

/s/ Robert L. B. Diener

By:________________________________

Robert L. B. Diener